EXHIBIT 99.1
News Release

Contact:

Investor Relations:
Sravan Emany
Sr. Vice President, Strategy, Treasury, Investor Relations
(609) 936-2488
sravan.emany@integralife.com

Michael Beaulieu
Director, Investor Relations
(609) 750-2827
michael.beaulieu@integralife.com

Media:
Laurene Isip
Sr. Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports Fourth Quarter and Full-Year 2019 Financial Results and Provides 2020
Financial Guidance

Princeton, New Jersey, February 19, 2020 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported financial results for the fourth quarter and full year ended December 31, 2019 and issued its financial guidance for 2020, consistent with the preliminary results and guidance provided on January 14, 2020.

Highlights:

•	Fourth Quarter 2019

◦	Reported revenue increased 3.1% to $395.1 million and organic sales increased 4.6% over the fourth quarter 2018.

◦	GAAP earnings per diluted share were $0.18, compared to $0.29 in the fourth quarter 2018.

◦	Adjusted earnings per diluted share were $0.68, compared to $0.65 in the fourth quarter of 2018.

•	Full-Year 2019

◦	Reported revenue increased by 3.1% to $1,517.6 million, and organic sales increased 4.8% over the full-year 2018.

◦	GAAP earnings per diluted share were $0.58, compared to $0.72 in 2018.

◦	Adjusted earnings per diluted share amounted to $2.74, a 13.2% increase over the prior year, which represents the sixth consecutive year of double-digit growth.

•	2020 Company Guidance

◦	The Company expects full-year 2020 reported revenue in the range of $1.55 billion to $1.57 billion, representing approximately 3% growth at the midpoint.

◦	The Company expects full-year 2020 organic sales growth, which excludes the effect of foreign currency, acquisitions, divestitures and discontinued products, to be approximately 5%.

◦	The Company expects full-year GAAP earnings per diluted share to be in the range of $1.40 to $1.45, and full-year adjusted earnings per diluted share to be in the range of $3.00 to $3.05.

Fourth Quarter 2019 Financial Summary
Total reported revenues for the fourth quarter were $395.1 million, an increase of $11.8 million, or 3.1%, over the fourth quarter of 2018. Fourth quarter organic sales increased 4.6% over the prior year.
The Company reported GAAP net income of $15.3 million, or $0.18 per diluted share, in the fourth quarter of 2019, compared to GAAP net income of $25.1 million, or $0.29 per diluted share, in the prior year. The decrease was attributable to expenses associated with the Rebound Therapeutics Corporation ("Rebound") acquisition and tax benefits received in the fourth quarter of 2018.
Adjusted EBITDA for the fourth quarter of 2019 was $91.6 million, compared to $88.8 million in the fourth quarter of the prior year. For the fourth quarter of 2019, adjusted EBITDA as a percentage of revenue was 23.2%, unchanged from the prior year period.
Adjusted net income for the fourth quarter of 2019 was $58.9 million, or $0.68 per diluted share, compared to adjusted net income of $56.2 million, or $0.65 per diluted share, in the fourth quarter of 2018.
Cash flows from operations totaled $89.2 million in the fourth quarter and capital expenditures were $22.2 million.

Full-Year 2019 Financial Summary
Total reported revenues for the full-year 2019 were $1,517.6 million, an increase of $45.1 million, or 3.1%, over the prior year. Organic sales for the full-year 2019 increased 4.8% over 2018.
The Company reported GAAP net income of $50.2 million, or $0.58 per diluted share, for the full-year 2019, compared to GAAP net income of $60.8 million, or $0.72 per diluted share in 2018. The decrease was primarily attributable to expenses associated with the Rebound acquisition.
Adjusted EBITDA for the full year 2019 was $368.6 million, an increase of $26.5 million over the prior year. For the full-year 2019, adjusted EBITDA as a percentage of revenue increased 110 basis points to 24.3% from 23.2% in 2018, largely attributable to higher sales and improved gross margin.
Adjusted net income for the full-year 2019 was $237.4 million, or $2.74 per diluted share, compared to $203.5 million, or $2.42 per diluted share in 2018. The increase was largely attributable to higher sales, gross margin expansion and lower net interest expense.
Cash flows from operations totaled $231.4 million for the full-year 2019 and capital expenditures were $69.5 million. Adjusted free cash flow conversion for the trailing twelve months ended December 31, 2019 was 68.2% versus 59.9% for the twelve months ended December 31, 2018.

2020 Financial Guidance
Consistent with guidance provided on January 14, 2020, the Company is reiterating full-year 2020 total revenue guidance in the range of $1.55 billion to $1.57 billion, representing organic sales growth of approximately 5%.
The Company expects GAAP earnings per diluted share for the full year to be between $1.40 and $1.45 and adjusted earnings per diluted share to be in the range of $3.00 to $3.05.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of organic revenue growth, adjusted EBITDA and adjusted EPS for historical periods and in providing adjusted EPS guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET today, Wednesday, February 19, 2020 to discuss fourth quarter and full-year 2019 financial results, and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.
Access to the live call is available by dialing 800-367-2403 and using the passcode 7727863. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through February 24, 2020 by dialing 888-203-1112 and using the passcode 7727863. The webcast will also be archived on the website.

About Integra
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas™, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™.  For the latest news and information about Integra and its brands, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as acquisition and integration-related charges, litigation charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, convertible debt non-cash interest, and income tax expense (benefit) related to non-GAAP adjustments and other items.  It is important to note that the Company’s goals and expectations are not predictions of actual performance.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the Company's ability to execute its operating plan effectively; the Company’s ability to achieve sales growth in a timely fashion and execute on its channel expansion in its Orthopedics and Tissue Technologies segment; the Company’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses, including the realignment of acquired global sales territories; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2018 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income.  The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) acquisition and integration-related charges; (iii) litigation charges; (iv) EU Medical Device Regulation-related charges; (v) discontinued product lines charges; (vi) intangible asset amortization expense; (vii) impairment charges;  (viii) convertible debt non-cash interest; and (ix) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment.

Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended December 31, 2019 and 2018, and the free cash flow and free cash flow conversion for the quarters ended December 31, 2019 and 2018, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 10-K filed with the Securities and Exchange Commission. This Current Report on Form 10-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Total revenues	$395,127	$383,315	$1,517,557	$1,472,441

Costs and expenses:
Cost of goods sold	149,462	146,464	564,681	571,496
Research and development	24,643	20,299	79,573	78,041
In-process research and development	5,000	—	64,916	—
Selling, general and administrative	174,254	177,228	687,599	690,746
Intangible asset amortization	5,688	5,216	27,028	21,160
Total costs and expenses	359,047	349,207	1,423,797	1,361,443
Operating income	36,080	34,108	93,760	110,998
Interest income	2,728	2,475	10,779	2,800
Interest expense	(13,462)	(13,933)	(53,957)	(64,683)
Other income, net	1,061	1,866	9,522	8,288
Income before taxes	26,407	24,516	60,104	57,403
Income tax expense (benefit)	11,088	(622)	9,903	(3,398)
Net income	$15,319	$25,138	$50,201	$60,801

Net income per share	$0.18	$0.29	$0.58	$0.72
Weighted average common shares outstanding for diluted net income per share	86,773	86,279	86,494	83,999

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Change	2019	2018	Change
Neurosurgery	$183,082	$174,982	4.6%	$707,011	$684,148	3.3%
Precision Tools and Instruments	76,314	74,294	2.7%	289,195	279,781	3.4%
Total Codman Specialty Surgical	$259,396	$249,276	4.1%	$996,206	$963,929	3.3%

Wound Reconstruction and Care	$83,330	$80,776	3.2%	$322,739	$311,565	3.6%
Extremity Orthopedics	24,734	25,130	(1.6)%	90,082	90,588	(0.6)%
Private Label	27,667	28,133	(1.7)%	108,530	106,359	2.0%
Total Orthopedics and Tissue Technologies (1)	$135,731	$134,039	1.3%	$521,351	$508,512	2.5%
Total Reported Revenues	$395,127	$383,315	3.1%	$1,517,557	$1,472,441	3.1%

Impact of changes in currency exchange rates	$939	—	—	$12,515	—	—
Less contribution of revenues from acquisitions(2)	$(198)	—	—	$(258)	—	—
Less contribution of revenues from divested products(3)		$(3,667)		$(3,298)	$(10,688)
Less contribution of revenues from discontinued products(3)	$(8,705)	$(9,481)		$(25,916)	$(29,360)
Total organic revenues	$387,163	$370,167	4.6%	$1,500,600	$1,432,393	4.8%

(1) Prior period amounts were reclassified between categories within Orthopedics and Tissue Technologies to conform to the current period presentation.
(2) Includes revenues from Arkis Biosciences.
(3) Organic revenue has been adjusted for 2019 and 2018 to account for divestitures and discontinued products.

Items included in GAAP net income and from continuing operations and locations where each item is recorded are as follows:
(In thousands)
Three Months Ended December 31, 2019

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	IPR&D(d)	Amort.(e)	Tax(f)
Structural optimization charges	4,413	1,918	2,495	—	—	—	—
Acquisition and integration-related charges	17,822	3,737	7,976	1,109	5,000	—	—
Discontinued product line charges	2,344	2,344	—	—	—	—	—
EU Medical Device Regulation charges	3,021	91	2,930	—	—	—	—
Litigation charges	50	—	50	—	—	—	—
Intangible asset amortization expense	17,339	11,651	—	—	—	5,688	—
Estimated income tax impact from adjustments and other items	(1,442)	—	—	—	—	—	(1,442)

Depreciation expense	10,573	—	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) IPR&D - In-process research and development
(e) Amort. - Intangible asset amortization
(f) Tax - Income tax expense

Three Months Ended December 31, 2018
(In thousands)

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Tax(d)
Structural optimization charges	7,708	1,642	6,066	—	—
Acquisition and integration-related charges	17,818	1,622	16,196	—	—
Litigation charges	1,460	—	1,460	—	—
Intangible asset amortization expense	16,519	11,303	—	5,216	—
Estimated income tax impact from adjustments and other items	(12,429)	—	—	—	(12,429)

Depreciation expense	11,157	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) Amort. - Intangible asset amortization
(d) Tax - Income tax expense

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Twelve Months Ended December 31, 2019

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	IPR&D(d)	Amort.(e)	OI&E(f)	Tax(g)
Structural optimization charges	17,582	6,218	10,860	—	—	—	504	—
Acquisition and integration-related charges	124,665	9,788	47,174	2,787	64,916	—	—	—
Discontinued product line charges	9,168	9,168	—	—	—	—	—	—
Intangible asset amortization expense	67,127	45,862	—	—	—	21,265	—	—
Impairment charges	5,764	—	—	—	—	5,764	—	—
EU Medical Device Regulation charges	6,221	91	6,130		—	—	—	—
Litigation charges	96	—	3,101	—	—	—	(3,005)	—
Estimated income tax impact from adjustments and other items	(43,430)	—	—	—	—	—	—	(43,430)

Depreciation expense	41,722	—	—	—	—	—	—	—
.

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) R&D - Research and development
(d) IPR&D - In-process research and development
(e) Amort. - Intangible asset amortization
(f) OI&E - Interest (income) expense, net and other (income), net
(g) Tax - Income tax expense

Twelve Months Ended December 31, 2018
(In thousands)

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Structural optimization charges	19,598	5,642	13,165	—	791	—
Acquisition and integration-related charges	93,926	23,981	69,945	—	—	—
Litigation charges	4,598	—	4,598	—	—	—
Impairment charges	4,941	4,941	—	—	—	—
Intangible asset amortization expense	66,671	45,511	—	21,160	—	—
Estimated income tax impact from adjustments and other items	(47,081)	—	—	—	—	(47,081)

Depreciation expense	42,196	—	—	—	—	—

(a) COGS - Cost of goods sold
(b) SG&A - Selling, general and administrative
(c) Amort. - Intangible asset amortization
(d) OI&E - Interest (income) expense, net and other (income) expense, net
(e) Tax - Income tax expense

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

GAAP net income	$15,319	$25,138	$50,201	$60,801
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	27,912	27,676	108,848	108,867
Other (income)	(1,061)	(1,866)	(7,021)	(8,288)
Interest expense, net	10,734	11,458	43,178	61,092
Income tax expense (benefit)	11,088	(622)	9,903	(3,398)
Structural optimization charges	4,413	7,708	17,582	19,598
EU Medical Device Regulation charges	3,021	—	6,221	—
Discontinued product lines charges	2,344	—	9,168	—
Acquisition and integration-related charges	17,822	17,818	124,665	93,926
Impairment charges	—	—	5,764	4,941
Litigation charges	50	1,460	96	4,598
Total of non-GAAP adjustments	76,323	63,632	318,404	281,336
Adjusted EBITDA	$91,642	$88,770	$368,605	$342,137

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

GAAP net income	$15,319	$25,138	$50,201	$60,801
Non-GAAP adjustments:
Structural optimization charges	4,413	7,708	17,582	19,598
Acquisition and integration-related charges	17,822	17,818	124,665	93,926
Discontinued product line charges	2,344	—	9,168	—
EU Medical Device Regulation charges	3,021	—	6,221	—
Impairment charges	—	—	5,764	4,941
Litigation charges	50	1,460	96	4,598
Intangible asset amortization expense	17,339	16,519	67,127	66,671
Estimated income tax impact from adjustments and other items	(1,442)	(12,429)	(43,430)	(47,081)

Total of non-GAAP adjustments	43,547	31,076	187,193	142,653
Adjusted net income	$58,866	$56,214	$237,393	$203,454

Adjusted diluted net income per share	$0.68	$0.65	$2.74	$2.42
Weighted average common shares outstanding for diluted net income per share	86,773	86,279	86,494	83,999

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2019	2018

Cash and cash equivalents	$198,911	$138,838
Accounts receivable, net	275,296	265,737
Inventory, net	316,054	280,347

Debt facilities	1,198,561	1,210,513
Accounts receivable securitization	104,500	121,200

Stockholders' equity	1,416,736	1,375,796

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ending December 31,
	2019	2018
Net cash provided by operating activities	$231,433	$199,683
Net cash used in investing activities	(162,668)	(49,705)
Net cash provided (used in) by financing activities	(8,766)	(180,872)
Effect of exchange rate changes on cash and cash equivalents	74	(5,203)

Net increase (decrease) in cash and cash equivalents	60,073	(36,097)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2019	2018
GAAP Net cash provided by operating activities	$89,185	$42,689

Purchases of property and equipment	(22,194)	(25,686)
Adj. Free Cash Flow	$66,991	$17,003

Adjusted net income (1)	$58,866	$56,214
Adjusted Free Cash Flow Conversion	113.8%	30.2%

	Twelve Months Ending December 31,
	2019	2018
GAAP Net cash provided by operating activities	$231,433	$199,683

Purchases of property and equipment	(69,537)	(77,741)
Adj. Free Cash Flow	$161,896	$121,942

Adjusted net income (1)	$237,393	$203,454
Adjusted Free Cash Flow Conversion	68.2%	59.9%

(1) Adjusted net income for quarters and twelve months ended December 31, 2018 and 2019 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Projected Year Ended
(In millions, except per share amounts)	December 31, 2020
	Low		High
GAAP net income	120		125
Non-GAAP adjustments:
Structural optimization charges		18
Acquisition and integration-related charges		33
Intangible asset amortization expense		75
EU Medical Device Regulation-related charges		22
Convertible debt non-cash interest		16
Estimated income tax impact from adjustments and other items		(29)
Total of non-GAAP adjustments		135
Adjusted net income	$255		$260
GAAP diluted net income per share	1.40		1.45
Non-GAAP adjustments detailed above (per share)	1.60		1.60
Adjusted diluted net income per share	$3.00		$3.05

Weighted average common shares outstanding for diluted net income per share	~85.5		~85.5

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In millions)
Projected Year Ended December 31, 2020

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Structural optimization charges	18	5	10	—	3	—
Acquisition and integration-related charges	33	15	17	—	—	—
Intangible asset amortization expense	75	47	—	28	—	—
EU Medical Device Regulation-related charges	22	—	22	—	—	—
Convertible debt non-cash interest	16	—	—	—	16	—
Estimated income tax impact from adjustments and other items	(29)	—	—	—	—	(29)

Source: Integra LifeSciences Holdings Corporation